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                                                                                                                        Exhibit M
Metris Receivables, Inc.                                                   Metris Master Trust                     Monthly Report
Securityholders' Statement                                                    Series 1999-1                              Jun-2001
Section 5.2                                                                    Class A           Class B                Total
(i) Security Amount ..................................................     500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                --                  0.00
(iii) Security Interest Distributed ..................................       1,763,020.83                --          1,763,020.83
(iv) Principal Collections ...........................................      22,965,794.66      2,271,342.35         25,237,137.02
(v) Finance Charge Collections .......................................      10,764,826.05      1,064,653.17         11,829,479.22
       Recoveries ....................................................         580,073.38         57,369.90            637,443.28
       Principal Funding Account Investment Earnings .................               0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00              0.00                  0.00
         Total Finance Charge Collections ............................      11,344,899.43      1,122,023.07         12,466,922.50
Total Collections ....................................................      34,310,694.09      3,393,365.42         37,704,059.52
            (vi) Aggregate Amount of Principal Receivables ...........                 --                --      7,413,215,309.09
       Invested Amount (End of Month) ................................     500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          6.7447117%        0.6670594%            7.4117711%
       Fixed/Floating Allocation Percentage ..........................          6.7447117%        0.6670594%            7.4117711%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --             85.99%     6,733,966,314.51
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --              5.73%       448,435,935.83
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --              2.47%       193,571,809.20
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --              5.81%       455,146,799.39
Total Receivables ....................................................                 --            100.00%     7,831,120,858.93
               (viii) Aggregate Investor Default Amount ..............                 --                --          5,887,087.37
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year) ...................                 --                --                 13.04%
(ix) Charge-Offs .....................................................               0.00              0.00                  0.00
(x) Servicing Fee ....................................................                 --                --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................                 --                --                  0.00
(xii) Excess Funding Account Balance .................................                 --                --                  0.00
(xiii) New Accounts Added ............................................                 --                --               374,138
(xiv) Average Gross Portfolio Yield ..................................                 --                --                 27.61%
         Average Net Portfolio Yield .................................                 --                --                 14.57%
(xv) Minimum Base Rate ...............................................                 --                --                  6.23%
        Excess Spread ................................................                 --                --                  8.34%
(xvi) Principal Funding Account Balance ..............................                 --                --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                --             June 2003
        Accumulation Period Length ...................................                 --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                --                  0.00
        Required Reserve Account Amount ..............................                 --                --                  0.00
        Available Reserve Account Amount .............................                 --                --                  0.00
        Covered Amount ...............................................                 --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                --                  0.00
(xxi) Policy Claim Amount ............................................                 --                --                  0.00

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